UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On November 14, 2014, the Company issued a press release announcing that it has entered memorandums of understanding to settle the following previously disclosed lawsuits:

•	the securities class action lawsuit pending in the U.S. District Court for the Southern District of Texas, captioned Fitzpatrick, Charles J. v. Uni-Pixel, Inc., et. al. (Cause No. 4:13-cv-01649); and

•	the consolidated shareholder derivative lawsuit pending in the District Court of Harris County, Texas, captioned In re Uni-Pixel, Inc., Shareholder Derivative Litigation (Cause No. 2014-08251).

The proposed settlements would resolve for all defendants all of the issues that are pending in the class action and in the consolidated derivative action relating to Uni-Pixel’s public statements regarding its licensing agreements and product development. Uni-Pixel determined to settle these matters to eliminate the burden, distraction, and expense of further litigation.

If completed, the class action settlement would result in a payment of $2.35 million in cash to the settlement class, inclusive of fees and expenses. In addition, Uni-Pixel would issue $2.15 million in common stock to the settlement class. The proposed consolidated derivative settlement would result in a payment of $150,000 in cash, the issuance of $125,000 of Uni-Pixel common stock, and certain governance improvements. Uni-Pixel anticipates that the cash payment portions of both settlements, totaling $2.5 million, would be paid from insurance proceeds.

The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated November 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2014	By:	/s/ Jeffrey Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 14, 2014.